Law Offices of
Paul Hastings LLP
55 Second Street, 24th Floor
San Francisco, California 94105
Telephone (415) 856-7000
Facsimile (415) 856-7100
Internet: www.paulhastings.com

April 27, 2012

Firsthand Funds
150 Almaden Boulevard, Suite 1250
San Jose, California  95113

Re:	Firsthand Funds -- Rule 485(b) Filing
File No. 33-73832 and File No. 811-08268 (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as legal counsel to the Registrant, as shown in Post-Effective Amendment No. 45 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ Paul Hastings LLP